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                                                                    Exhibit 10.8



                               91 HARTWELL AVENUE
                            LEXINGTON, MASSACHUSETTS

                          Lease Dated January 13, 2005

         THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 91 Hartwell Avenue, Lexington, Massachusetts.

         The parties to this Indenture of Lease hereby agree with each other as follows:

                                    ARTICLE I
                                    ---------

                                 REFERENCE DATA
                                 --------------

1.1      SUBJECTS REFERRED TO.
         ---------------------

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
         Article:

         Landlord:                                        Mortimer B. Zuckerman and Edward H. Linde, Trustees
                                                          of 91 Hartwell Avenue Trust under Declaration of
                                                          Trust dated September 28, 1981 filed with the
                                                          Middlesex South Registry as Document No. 616455 as
                                                          amended by instruments dated December 10, 1984 and
                                                          April 17, 1991 respectively filed with said Registry
                                                          District as Document Nos. 675674 and 844541 but not
                                                          individually.

         Landlord's Original Address:                     c/o Boston Properties Limited Partnership
                                                          111 Huntington Avenue, Suite 300
                                                          Boston, Massachusetts 02199-7610

         Landlord's Construction Representative:          Michael Schumacher

         Tenant:                                          Synta Pharmaceuticals, Inc., a Delaware corporation.

         Tenant's Original Address:                       45 Hartwell Avenue
                                                          Lexington, Massachusetts 02421


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         Tenant's Construction Representative:
                                                          ------------------------------------

         Commencement Date:                               January 15, 2005

         Second Floor Premises Rent                       February 15, 2005
         Commencement Date:

         Third Floor Premises Rent                        July 1, 2005
         Commencement Date:

         Original Term:                                   Twenty-five (25) calendar months (plus
                                                          the partial month, if any, immediately
                                                          following the Commencement Date),
                                                          unless extended or sooner terminated as
                                                          provided in this Lease.

         Extension Option:                                One (1) period of one (1) year as provided in and on
                                                          the terms set forth in Section 2.4.1 hereof.

         Term or Lease Term:                              All references in this Lease or to the Term
                                                          or Lease Term shall mean the Original Term
                                                          and if extended pursuant to Section 2.4.1, the Original
                                                          Term as extended by the exercise of the extension option
                                                          unless otherwise specifically provided in this Lease.

         The Site:                                        That certain parcel of land known as and numbered 91
                                                          Hartwell Avenue, Lexington, Middlesex Count, Massachusetts,
                                                          being more particularly described in Exhibit A attached
                                                          hereto. The Building (as defined below) is the only structure located on the Site.

         The Building:                                    The Building known as and numbered 91 Hartwell
                                                          Avenue, Lexington, Massachusetts.

         The Complex:                                     The Building together with all surface parking areas,
                                                          the Site and all improvements (including landscaping)
                                                          thereon and thereto.

         Tenant's Space:                                  A portion of the second (2nd) floor of the Building
                                                          (the "Second Floor Premises") and a portion of the
                                                          third (3rd) floor of the Building (the "Third Floor
                                                          Premises"), in


                                      -2-


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                                                          accordance with the floor plan annexed
                                                          hereto as Exhibit D and incorporated herein by
                                                          reference.

         Number of Parking Spaces:                        Seventy-six (76) spaces.

         Annual Fixed Rent:                               (a)  With respect to the Second Floor Premises, for
                                                          the period commencing on the Second Floor Premises
                                                          Rent Commencement Date and ending on the last day of
                                                          the Original Term of this Lease at the annual rate of
                                                          $268,398.00, being the product of (i) $19.50 and (ii)
                                                          the "Rentable Floor Area of the Second Floor
                                                          Premises" (hereinafter defined in this Section 1.1).

                                                          (b) With respect to the Third Floor Premises, for the
                                                          period commencing on the Third Floor Premises Rent
                                                          Commencement Date and ending on the last day
                                                          of the Original Term of this Lease at the annual rate of
                                                          $157,326.00, being the product of (i) $19.50
                                                          and (ii) the "Rentable Floor Area of the Third Floor
                                                          Premises" (hereinafter defined in this Section 1.1).

                                                          (c)  During the extension option period (if
                                                          exercised), as determined pursuant to Section 2.4.1).

         Operating Expenses:                              As provided in Section 2.6 hereof.

         Real Estate Taxes:                               As provided in Section 2.7 hereof.

         Tenant Electricity:                              Initially as provided in Section 2.5 subject to
                                                          adjustment as provided in Section 2.8 hereof.

         Additional Rent:                                 All charges and other sums payable by Tenant as set
                                                          forth in this Lease, in addition to Annual Fixed Rent.

         Rentable Floor Area of Tenant's Space            21,832 rentable square feet, consisting of 13,764
         (sometimes also called "Rentable Floor           square feet of rentable floor area in the Second
         Area of the Premises"):                          Floor Premises (the "Rentable Floor Area of the
                                                          Second Floor Premises") and 8,068 square feet of
                                                          rentable floor area in the Third Floor Premises (the
                                                          "Rentable Floor Area of the Third Floor Premises").


                                      -3-


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         Total Rentable Floor Area of the Building:       122,328 rentable square feet.

         Permitted Use:                                   General office purposes.

         Initial Minimum Limits of Tenant's               $5,000,000.00 combined single limit per occurrence on
         Commercial General Liability Insurance:          a per location basis.

         Broker:                                          Richards Barry Joyce & Partners
                                                          53 State Street, 29th Floor
                                                          Boston, Massachusetts 02110

         Security Deposit:                                $35,477.00


1.2      EXHIBITS.
         ---------

         There are incorporated as part of this Lease:

         Exhibit A         --       Description of Site

         Exhibit B         --       Intentionally Omitted

         Exhibit C         --       Landlord's Services

         Exhibit D         --       Floor Plan

         Exhibit E         --       Intentionally Omitted

         Exhibit F         --       Form of Lien Waivers


1.3      TABLE OF ARTICLES AND SECTIONS.
         -------------------------------

         ARTICLE I.......................................................................................1
                  REFERENCE DATA..................................................................................1
                           1.1      SUBJECTS REFERRED TO..........................................................1
                           1.2      EXHIBITS......................................................................4
                           1.3      TABLE OF ARTICLES AND SECTIONS................................................4

         ARTICLE II......................................................................................6
                  BUILDING, PREMISES, TERM AND RENT...............................................................6
                           2.1      THE PREMISES..................................................................6


                                      -4-

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                           2.2      RIGHTS TO USE COMMON FACILITIES...............................................6
                           2.3      LANDLORD'S RESERVATIONS.......................................................7
                           2.4      HABENDUM......................................................................8
                           2.5      FIXED RENT PAYMENTS...........................................................8
                           2.6      OPERATING EXPENSES............................................................9
                           2.7      REAL ESTATE TAXES............................................................11
                           2.8      TENANT ELECTRICITY...........................................................14

         ARTICLE III....................................................................................15
                  CONDITION OF PREMISES; ALTERATIONS.............................................................15
                           3.1      CONDITION OF PREMISES........................................................15
                           3.2      QUALITY AND PERFORMANCE OF WORK..............................................15
                           3.3      SPECIAL ALLOWANCE............................................................15

         ARTICLE IV.....................................................................................16
                  LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS.................................................16
                           4.1      LANDLORD COVENANTS:..........................................................16
                           4.2      INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS, ETC........................17

         ARTICLE V......................................................................................18
                  TENANT'S COVENANTS.............................................................................18
                           5.1      PAYMENTS.....................................................................18
                           5.2      REPAIR AND YIELD UP..........................................................18
                           5.3      USE..........................................................................18
                           5.4      OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS.............19
                           5.5      SAFETY APPLIANCES............................................................19
                           5.6      ASSIGNMENT; SUBLEASE.........................................................19
                           5.7      INDEMNITY; INSURANCE.........................................................25
                           5.8      PERSONAL PROPERTY AT TENANT'S RISK...........................................26
                           5.9      RIGHT OF ENTRY...............................................................26
                           5.10     FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE................................27
                           5.11     PERSONAL PROPERTY TAXES......................................................27
                           5.12     COMPLIANCE WITH LAWS.........................................................27
                           5.13     PAYMENT OF LITIGATION EXPENSES...............................................27
                           5.14     ALTERATIONS..................................................................28
                           5.15     VENDORS......................................................................29

         ARTICLE VI.....................................................................................30
                  CASUALTY AND TAKING............................................................................30
                           6.1      DAMAGE RESULTING FROM CASUALTY...............................................30
                           6.2      UNINSURED CASUALTY...........................................................31
                           6.3      RIGHTS OF TERMINATION FOR TAKING.............................................31
                           6.4      AWARD........................................................................32


                                      -5-


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         ARTICLE VII....................................................................................32
                  DEFAULT  32
                           7.1      TENANT'S DEFAULT.............................................................32
                           7.2      LANDLORD'S DEFAULT...........................................................36

         ARTICLE VIII...................................................................................37
                  MISCELLANEOUS PROVISIONS.......................................................................37
                           8.1      EXTRA HAZARDOUS USE..........................................................37
                           8.2      WAIVER.......................................................................37
                           8.3      CUMULATIVE REMEDIES..........................................................37
                           8.4      QUIET ENJOYMENT..............................................................38
                           8.5      NOTICE TO MORTGAGEE AND GROUND LESSOR........................................39
                           8.6      ASSIGNMENT OF RENTS..........................................................39
                           8.7      SURRENDER....................................................................40
                           8.8      BROKERAGE....................................................................40
                           8.9      INVALIDITY OF PARTICULAR PROVISIONS..........................................40
                           8.10     PROVISIONS BINDING, ETC......................................................40
                           8.11     RECORDING....................................................................41
                           8.12     NOTICES......................................................................41
                           8.13     WHEN LEASE BECOMES BINDING...................................................42
                           8.14     SECTION HEADINGS.............................................................42
                           8.15     RIGHTS OF MORTGAGEE..........................................................42
                           8.16     STATUS REPORTS AND FINANCIAL STATEMENTS......................................43
                           8.17     SELF-HELP....................................................................43
                           8.18     HOLDING OVER.................................................................44
                           8.19     NON-SUBROGATION..............................................................44
                           8.20     SECURITY DEPOSIT.............................................................44
                           8.21     LATE PAYMENT.................................................................45
                           8.22     TENANT'S PAYMENTS............................................................45
                           8.23     WAIVER OF TRIAL BY JURY......................................................46
                           8.24     GOVERNING LAW................................................................46

                                   ARTICLE II
                                   ----------

                        BUILDING, PREMISES, TERM AND RENT
                        ---------------------------------

2.1      THE PREMISES.

         Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

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         Tenant's Space with such exclusions is hereinafter referred to as the
         "Premises." The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

2.2      RIGHTS TO USE COMMON FACILITIES.
         -------------------------------

         Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

         2.2.1    TENANT'S PARKING.
                  ----------------

                  In addition, Tenant shall have the right to use the Number of Parking Spaces (referred to in Section 1.1) of the parking area, in common with use by other tenants from time to time of the Complex; provided, however, Landlord shall not be obligated to furnish stalls or spaces in any parking area specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3      LANDLORD'S RESERVATIONS.
         -----------------------

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the event of an emergency, Landlord shall provide Tenant with forty-eight (48) hours advance notice of the above-referenced work if such work shall adversely affect Tenant's use of or access to the Premises, the common areas of the Site and/or the parking area.

2.4      HABENDUM.
         --------

         Tenant shall have and hold the Premises for a period commencing on the Commencement Date, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 2.4.1.

         2.4.1    EXTENSION OPTION.
                  ----------------

                  (A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the option to extend and at the commencement date of the extension option period (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has not assigned this (except for an assignment permitted without Landlord's consent under Section 5.6.1 hereof), Tenant shall have the right to extend the Term hereof upon all the same Annual Fixed Rent, terms, conditions, covenants and agreements herein contained (except that the only extension option shall be as set forth in this Section 2.4.1) for one (1) period of one (1) year as hereinafter set forth. Such option period is sometimes herein referred to as an "Extended Term." Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option.

                  (B) If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice to Landlord, not earlier than twelve (12) months nor later than six (6) months prior to the expiration of the Original Term. Upon the giving of such notice, this Lease and the Term hereof shall be extended for the option period, without the necessity for the execution of any additional documents (except that Landlord and Tenant agree to enter into an instrument in writing setting forth the fixed rent); and in such event all references herein to the Term or the term of this Lease shall be construed as referring to the Term, as so extended, unless the context clearly otherwise requires.

2.5      FIXED RENT PAYMENTS.
         -------------------

         Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice,
         (1)(a) on the Second Floor Premises Rent

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         Commencement Date with respect to the Second Floor Premises and on the
         Third Floor Premises Rent Commencement Date with respect to the Third Floor Premises, respectively, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the applicable Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $1.00 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to escalation as provided in Section 2.8 and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the Annual Fixed Rent as determined in Section 2.4.1 for the extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership, Agents at P.O. Box 3557, Boston, Massachusetts
         02241-3557, and all remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

         Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Second Floor Premises Rent Commencement Date and/or the Third Floor Premises Rent Commencement Date are a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Second Floor Premises Rent Commencement Date and/or the Third Floor Premises Rent Commencement Date, as applicable, to the first day of the succeeding calendar month.

         Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

         Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord with respect to the Second Floor Premises shall not commence until the Second Floor Premises Rent Commencement Date and with respect to the Third Floor Premises shall not commence until the Third Floor Premises Rent Commencement Date, respectively, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

         The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

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2.6      OPERATING EXPENSES.
         ------------------

         "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs directly chargeable to other tenants or not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force; plus (b) in the case of both (i) and
         (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

         "Tenant's Share" shall mean 17.85%.

         "Operating Expenses Allocable to the Premises" shall mean Tenant's Share of Landlord's Operating Expenses for and pertaining to the Building and the Site.

         "Base Operating Expenses" shall mean Landlord's Operating Expenses for calendar year 2005 (that is, the period beginning January 1, 2005 and ending December 31, 2005). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, included but not limited to Force Majeure (as defined in Section 6.1), conservation surcharges, boycotts, strikes, embargoes or shortages.

         "Base Operating Expenses Allocable to the Premises" shall mean Tenant's Share of Base Operating Expenses.

         If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Operating Cost Excess") then, Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section
         2.6. (The Base Operating Expenses Allocable to the Premises do not include the $1.00 for tenant electricity to be paid by Tenant together with Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

         Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to generally accepted accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Base Operating Expenses, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent on account of the operating expenses and the amount of the Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty
         (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts overpaid by Tenant against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

         In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Landlord's Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Term.

         Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building rather than to any other causes.

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2.7      REAL ESTATE TAXES.
         -----------------

         If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises (as hereinafter defined) for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter sometimes referred to as the "Tax Excess") then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of the Tax Excess. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section
         2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

         In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

         To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

         Terms used herein are defined as follows:

         (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

         (ii)  "Tenant's Tax Share" means 18.79%.

         (iii) "Landlord's Tax Expenses Allocable to the Premises" shall mean Tenant's Tax Share of Landlord's Tax Expenses.

         (iv) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

         (v) "Base Taxes" means Landlord's Tax Expenses (hereinbefore defined) for fiscal tax year 2006 (that is, the period beginning July 1, 2005 and ending June 30, 2006).

         (vi) "Base Taxes Allocable to the Premises" means Tenant's Tax Share of Base Taxes.

         (vii) "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing or operation of the Site, the Building and the Property (including, without limitation, if applicable the excise prescribed by Mass Gen Laws Chapter 121A,
               Section 10 and amounts in excess thereof paid to the Town of Lexington pursuant to agreement between Landlord and the Town) and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, "Abatement Expenses"), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all late fees or penalties, and income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Building were the only property of Landlord.

        (viii) If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8      TENANT ELECTRICITY.
         ------------------

         The current cost of furnishing electricity to the base building components of the Building and the Site is approximately $1.36 per square foot of the Total Rentable Floor Area of the Building and the current cost of furnishing electricity to the tenant spaces in the Building is approximately $1.15 per square foot of the Total Rentable Floor Area of the Building. The costs of electricity consumption chargeable to the tenants of the Building are based on the costs charged to Landlord by the local utility company providing service to the Building and the Site and are passed through to the tenants without mark-up. If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to the Building and the Site, including common areas and facilities and space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services) for a full calendar year exceeds $1.00 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $1.00 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, its proportionate share of the amount of such excess (i.e. the same proportion of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building). In no event shall Tenant be responsible for any increases in the cost of electricity caused by another tenant's excessive use. Payments by Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term. If the Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at the Premises exceeds the amount being paid under Sections
         2.5 and 2.8, then the Landlord may charge the Tenant for such excess and the Tenant shall promptly pay the same upon billing therefor.

         Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of the delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any required to be paid pursuant to the above provisions of this Section 2.8 with respect to the preceding year, or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this
         Section 2.8 against monthly installments of Annual Fixed Rent or Additional Rent next thereafter coming due unless the Lease Term has expired and Tenant has no other or further obligations to Landlord, in which case Landlord shall promptly refund such amount to Tenant.

                                   ARTICLE III
                                   -----------

                       CONDITION OF PREMISES; ALTERATIONS
                       ----------------------------------

3.1      CONDITION OF PREMISES.
         ---------------------

         Tenant shall accept the Premises in their As-Is condition without any obligation on the Landlord's part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto.

3.2      QUALITY AND PERFORMANCE OF WORK.
         -------------------------------

         All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all Insurance Requirements (as defined in
         Section 5.14 hereof). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in
         Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord's construction obligations under this
         Article III (if any) (i) not later than the end of the sixth (6th) full calendar month next beginning after the Commencement Date with respect to the heating, ventilating and air conditioning systems servicing the Premises, and (ii) not later than the third (3rd) full calendar month next beginning after the Commencement Date with respect to Landlord's construction obligations under this Article III not referenced in (i) above, Tenant shall be deemed conclusively to have approved Landlord's construction and shall have no claim that Landlord has failed to perform any of Landlord's obligations under this Article III (if any). Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

3.3      SPECIAL ALLOWANCE.
         -----------------

         Landlord shall provide to Tenant a special allowance equal to the product of (i) $6.00 and (ii) the Rentable Floor Area of the Premises (the "Tenant Allowance"). The Tenant Allowance shall be used and applied by Tenant solely on account of the cost of work performed by or on behalf of Tenant ("Tenant's Work"), which such Tenant's Work shall be performed in accordance with the terms of this Lease. Provided that the Tenant (i) has opened for business in the Premises, (ii) has completed all of such Tenant's Work in accordance with the terms of this Lease, has paid for all of such Tenant's Work in full and has delivered to Landlord lien waivers from all persons who might have a lien as a result of such work, in the recordable forms attached hereto as Exhibit F, (iii) has delivered to Landlord its certificate specifying the cost of such Tenant's Work and all contractors, subcontractors and supplies involved with Tenant's Work, together with evidence of such cost in the form of paid invoices, receipts and the like, (iv) has satisfied the requirements of (i) through (iii) above and made request for such payment on or before May 1, 2006, (v) is not otherwise in default under this Lease, and (vi) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant's interest in the Lease or against the Building or the Site arising out of Tenant's Work or any litigation in which Tenant is a party, then within thirty (30) days after the satisfaction of the foregoing conditions, the Landlord shall pay to the Tenant the lesser of the amount of such costs so certified or the amount of the Tenant Allowance. Notwithstanding the foregoing, Tenant shall have the option to request Landlord to make two separate disbursements of the Tenant Allowance (one prior to final completion of the Tenant's Work and one upon completion of the same), provided that in the case of the request made prior to final completion (1) Tenant has satisfied the requirements of items (ii) through (vi) above with respect to that portion of the Tenant's Work completed prior to the date of the request and (2) the disbursement requested by Tenant equals $21,832.00 or more. For the purposes hereof, the cost to be so reimbursed by Landlord shall include (x) the cost of leasehold improvements, engineering fees, architectural fees and third-party supervision or management fees and
         (y) up to $21,832.00 towards the cost of Tenant's voice and data cabling, personal property, trade fixtures or trade equipment, moving expenses or any so-called soft costs.

         Notwithstanding the foregoing, Landlord shall be under no obligation to apply any portion of the Tenant Allowance for any purposes other than as provided in this Section 3.4, nor shall Landlord be deemed to have assumed any obligations, in whole or in part, of Tenant to any contractors, subcontractors, suppliers, workers or materialmen. Further, in no event shall Landlord be required to make application of any portion of the Tenant Allowance on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant. In the event that such cost of Tenant's Work is less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under this Lease.

                                   ARTICLE IV
                                   ----------

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS
                 ----------------------------------------------

4.1      LANDLORD COVENANTS:
         ------------------

         4.1.1    SERVICES FURNISHED BY LANDLORD.
                  ------------------------------

                  To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

         4.1.2    ADDITIONAL SERVICES AVAILABLE TO TENANT.
                  ---------------------------------------

                  To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the reasonable cost of any such additional Building services requested by Tenant and for the reasonable cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

         4.1.3    ROOF, EXTERIOR WALL, FLOOR SLAB AND COMMON FACILITY REPAIRS.
                  -----------------------------------------------------------

                  Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the structural portions of the Building (including but not limited to the roof, exterior walls and floor slabs) and to the common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

         4.1.4    DOOR SIGNS.
                  ----------

                  To provide and install, at Landlord's expense, letters or numerals on the exterior doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.2      INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS, ETC.
         -----------------------------------------------------

         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section
         3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         In the event that the electrical, heating, ventilating, air conditioning, or all elevator service to the Premises shall be shut down for more than five (5) full and consecutive business days, but only as a result of causes which are covered by Landlord's loss of rentals insurance, then, Tenant shall be entitled to an abatement of Annual Fixed Rent equal to the "Insurance Amount" (hereinafter defined). The "Insurance Amount" shall be an amount equal to the payment actually received by Landlord (but only allocable to and on account of the Premises) for such shut down of electricity service to the Premises from Landlord's insurance carrier providing such loss of rents insurance less the amount of any deductible contained in such loss of rents insurance coverage. Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

                                    ARTICLE V
                                    ---------

                               TENANT'S COVENANTS
                               ------------------

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1      PAYMENTS.
         --------

         To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2      REPAIR AND YIELD UP.
         -------------------

         Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, damage by casualty and reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of similar type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at the time Landlord approves Tenant's plans for the installation of the same that removal will be required upon the expiration or earlier termination of the Lease Term, the wiring for Tenant's computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers and all alterations and additions made by Tenant and all partitions. Tenant shall repair any damage caused by such removal and shall restore the Premises and leave them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3      USE.
         ---

         Continuously from the commencement of the Term, to use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine (except for two (2) vending machines exclusively for use by Tenant's employees, one per on each floor occupied by Tenant; provided, however, that (i) Landlord shall have the right to approve the location of each such vending machine and (ii) Tenant shall be required to remove the vending machines upon the expiration or earlier termination of this Lease and repair any damage to the Premises caused by their installation and removal), or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which will in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right upon forty-eight (48) hours notice (except in the event of an emergency) to make such inspections (including testing) as Landlord shall reasonably determine are necessary from time to time to determine that Tenant is complying with the foregoing.

5.4      OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS.
         ----------------------------------------------------------------

         Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

5.5      SAFETY APPLIANCES.
         -----------------

         To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than for Tenant's Permitted Use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6      ASSIGNMENT; SUBLEASE.
         --------------------

         Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

         5.6.1 Notwithstanding the provisions of Section 5.6 above and the provisions of Section 5.6.2, 5.6.3 and 5.6.5 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than Tenant as of the date of this Lease. If any parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any such assignment or subletting shall be subject to the provisions of Section 5.6.4 and Section 5.6.6 below.

         5.6.2 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the Premises (in whole or in part), Tenant shall give Landlord a Proposed Transfer Notice (as defined in Section 5.6.4 hereof) and Landlord shall have the right at its sole option, to be exercised within fifteen (15) days after receipt of Tenant's Proposed Transfer Notice (the "Acceptance Period"), to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and Additional Rent due from Tenant through the termination date. Notwithstanding the foregoing, in the event that Tenant shall propose to sublease a portion of the Premises, Landlord shall only have the right to so terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease (the "Terminated Portion of the Premises") and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the "Rentable Floor Area of the Premises" shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises.

               In the event that Landlord elects to terminate this Lease as aforesaid, Tenant shall have the right upon written notice delivered to Landlord within fifteen (15) days from receipt of Landlord's termination notice, to rescind its Proposed Transfer Notice, at which point Landlord's termination notice shall be deemed null and void and this Lease shall continue in full force and effect.

               In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.3-5.6.6 shall be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

         5.6.3 Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4, 5.6.5 and 5.6.6 below, in the event that Landlord shall not have exercised the termination right as set forth in
               Section 5.6.2, or shall have failed to give any or timely notice under Section 5.6.2, then for a period of ninety (90) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period in the event Landlord shall not give any or timely notice pursuant to Section 5.6.2, as the case may be, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the Proposed Transfer Notice given as provided in Section 5.6.4 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

               (a) if Landlord has comparable space available for lease in the Building, the proposed assignee or subtenant is a tenant in the Building or is in active negotiation with Landlord for premises in the Building, or

               (b) the proposed assignee or subtenant is not of good character and reputation or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency which is open to the public), or

               (c) the proposed assignee does not possess adequate financial capability to perform the Tenant obligations as and when due or required or the proposed subtenant does not possess adequate financial capability to perform the subtenant obligations under the sublease as and when due or required, or

               (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

               (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or
                    (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

               (f) there shall be existing an Event of Default (defined in Section 7.1), or

               (g) any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

               (h) the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease, or

               (i) due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building or elsewhere in the Property.

         5.6.4 Tenant shall give Landlord notice (the "Proposed Transfer Notice") of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section
               5.6.3 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to
               Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.3 above and (e) in the case of a proposed assignment or subletting pursuant to Section
               5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1.

               If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to

               Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.2 shall be applicable.

         5.6.5 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord.

               The "Assignment/Sublease Profits" shall be the excess, if any, of
               (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease. The "Assignment/Sublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums paid either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to rent concessions, brokerage commissions, legal fees and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment (it being understood and agreed that said statement may set forth costs that are not required to be paid within said thirty-day period, so long as the obligation to pay the same has been incurred such that the costs are known at the time the statement is prepared).

               All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

         5.6.6 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under Section 5.6.3 above, that the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably satisfactory to Landlord to be bound directly to Landlord for all the obligations of the tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof. Such assignment or subletting shall not relieve the tenant named herein of any of the obligations of the tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant's control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the assignment or sublease shall be terminated.

               (B) As Additional Rent Tenant shall pay to Landlord as a fee for Landlord's review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $150.00 per hour for in-house staff and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request. In no event shall the total amount of such fee exceed $2,000.00 in connection with any single request for consent.

               (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

               (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

               (E) On or after the occurrence of an "Event of Default" (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

               (F) Without limiting Tenant's obligations under Section 5.14, Tenant shall be responsible, at Tenant's sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

               (G) In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord (which such approval shall not be unreasonably withheld, conditioned or delayed), including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all reasonable costs of separately physically demising the subleased premises; and (iii) there shall be no more than two
               (2) subleases in effect for the Second Floor Premises and two (2) subleases in effect for the Third Floor Premises at any given time

5.7      INDEMNITY; INSURANCE.
         --------------------

         (A) INDEMNITY. To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord or Landlord's contractors, licensees, agents, servants, independent contractors or employees, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

         (B) INSURANCE. To maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Tenant is the named insured and Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) are named as additional insureds with limits which shall, at the commencement of the Term, be at least equal to those stated in Section
         1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Boston West Suburban Market with respect to similar properties or which may reasonably be required by Landlord, and worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the earlier of the date Tenant enters the Premises or the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be canceled until after thirty
         (30) days' written notice to Landlord. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain and maintain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as reasonably determined by Landlord (including liquor liability, if applicable) and provide Landlord with evidence of the same. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.8      PERSONAL PROPERTY AT TENANT'S RISK.
         ----------------------------------

         That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease business interruption insurance and insurance against loss or damage covered by so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property. Tenant shall maintain all of its equipment, furniture and furnishings in good order and repair. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant's expense, shall also maintain builder's risk insurance for the full insurable value of such work.

5.9      RIGHT OF ENTRY.
         --------------

         To permit Landlord and its agents to examine the Premises at reasonable times and upon at least forty-eight (48) hours prior notice (except in the event of an emergency) and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the six
         (6) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Landlord and its agents shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's business operations and use of the Premises in the exercise of the foregoing rights, consistent with the reason for entry.

5.10     FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE.
         ---------------------------------------------

         Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize;

         Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11     PERSONAL PROPERTY TAXES.
         -----------------------

         To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12     COMPLIANCE WITH LAWS.
         --------------------

         To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond Tenant's Permitted Use. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

         Landlord at Landlord's expense, shall be responsible for the Premises complying on the Commencement Date with the requirements of the Federal Americans With Disabilities Act (the "ADA") in effect on the Commencement Date; provided, however, that notwithstanding the foregoing, Tenant at Tenant's expense, shall be responsible for (i) any additions, alterations or improvements performed by or for Tenant or any assignee of subtenant of Tenant ("Tenant Improvements") complying with the ADA and (ii) compliance with the ADA required because of "Tenant's Specific Use of the Premises" (as defined below) or Tenant Improvements. The term "Tenant's Specific Use of the Premises" as used in this Lease shall not refer to the general office use of the Premises, but shall refer to the specific products and operations Tenant and any assignee and subtenant of Tenant use in the Premises and the manner in which Tenant and any assignee and subtenant of Tenant use such products and conduct such operations.

5.13     PAYMENT OF LITIGATION EXPENSES.
         ------------------------------

         To pay as Additional Rent all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

5.14     ALTERATIONS.
         -----------

         Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by
         Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent, in Landlord's judgment, with alterations satisfying Landlord's standards for new alterations in the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant's insurance obligations (herein called "Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord's agent in performing any work in the Premises. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord's review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof for which a fee, if any, has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour, plus (ii) third party expenses incurred by Landlord to review Tenant's plans and Tenant's work. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workers first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans (or, in cases where the alterations, additions or improvements at issue are not of such a nature that as-built plans would customarily be prepared or otherwise be reasonably practicable to obtain, detailed drawings and specifications), in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant's computer, telephone and other communications systems is installed by Tenant or Tenant's contractor. Without limiting any of Tenant's obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant. Landlord shall have the right to provide such rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

5.15     VENDORS.
         --------

         Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord.

                                   ARTICLE VI
                                   ----------

                               CASUALTY AND TAKING
                               -------------------

6.1      DAMAGE RESULTING FROM CASUALTY.
         ------------------------------

         In case during the Lease Term, the Premises and/or the Building are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, either party may, at its election, terminate this Lease by notice given to the other party within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by the terminating party shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

         Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

         If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into substantially the same condition as they were in prior to the fire or casualty and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

         If such restoration is not completed within six (6) months from the time that repair work commences, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond ten (10) months from the date of the fire or casualty), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such six-month period (as extended), which right shall continue until the restoration is substantially completed. Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, "Force Majeure" shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction.

6.2      UNINSURED CASUALTY.
         ------------------

         Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3      RIGHTS OF TERMINATION FOR TAKING.
         --------------------------------

         If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty
         (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees, after the determination of the net amount of condemnation proceeds available to Landlord, to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

         If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4      AWARD.
         -----

         Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

         Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE VII
                                   -----------

                                     DEFAULT
                                     -------

7.1      TENANT'S DEFAULT.
         ----------------

          (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

                    (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for seven (7) days after notice from Landlord thereof; or

                    (ii) Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

                   (iii) Tenant shall assign its interest in this Lease or
                         sublet any portion of the Premises in violation of the requirements of Section 5.6 through 5.6.5 of this Lease; or

                    (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                    (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                    (vi) Tenant shall make an assignment for the benefit of
                         creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                   (vii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of

                         Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive)--

               then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by written notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) If this Lease shall have been terminated as provided in this Article, then Landlord may re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

         (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

                         Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event that this Lease is terminated based upon a default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to
                         (i) solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and unappealable legal right to relet the Premises free of any claim of Tenant, (ii) relet the Premises before leasing other vacant space in the Building, (iii) lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (iv) enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first class manner

                         Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

        (d)(i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

       (d)(ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

          (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting.

          (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

          (g) In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.1, Landlord may elect to collect from tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this Article VII or otherwise terminated by breach of any obligation of Tenant and before such full recovery, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of the Annual Fixed Rent and all Additional Rent payable for the twelve (12) months ended next prior to the such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect of the collection to any of such rent.

7.2      LANDLORD'S DEFAULT.
         ------------------

         Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

                                  ARTICLE VIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

8.1      EXTRA HAZARDOUS USE.
         -------------------

         Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2      WAIVER.
         ------

         Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

         No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3      CUMULATIVE REMEDIES.
         -------------------

         Except as expressly provided in this Lease, the specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4      QUIET ENJOYMENT.
         ---------------

         Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

         Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any Trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord's obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

8.5      NOTICE TO MORTGAGEE AND GROUND LESSOR.
         -------------------------------------

         After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant has received written notice of such holder or ground lessor, including correct addresses, prior to the date Tenant sends its notice), and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6      ASSIGNMENT OF RENTS.
         -------------------

         With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

               (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

               (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

         In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7      SURRENDER.
         ---------

         No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8      BROKERAGE.
         ---------

         (A) Tenant warrants and represents that Tenant has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Broker, if any, designated in
         Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers, finders or other agents other than the Recognized Broker, if any, designated in Section
         1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

         (B) Landlord warrants and represents that Landlord has not dealt with any broker, finder or other agent in connection with the consummation of this Lease other than the Recognized Broker, if any, designated in
         Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers, finders or other agents other than the Recognized Broker, if any, designated in Section
         1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereof.

8.9      INVALIDITY OF PARTICULAR PROVISIONS.
         -----------------------------------

         If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10     PROVISIONS BINDING, ETC.
         -----------------------

         The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11     RECORDING.
         ---------

         Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12     NOTICES.
         -------

         Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or by registered or certified mail postage or delivery charges prepaid, as the case may be:

                  If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord,
                  Attention: General Counsel.

                  If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

         Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted or (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove.

         Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

         Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

         Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13     WHEN LEASE BECOMES BINDING.
         --------------------------

         Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14     SECTION HEADINGS.
         ----------------

         The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15     RIGHTS OF MORTGAGEE.
         -------------------

         This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder in which event Tenant shall agree to attorn to such holder and its successors as landlord. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request. Tenant hereby appoints such mortgagee (from time to time) as Tenant's attorney-in-fact to execute such subordination upon default of Tenant in complying with such mortgagee's (from time to time) request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

         If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary or other obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created, or materially decrease the obligations of Landlord hereunder.

8.16     STATUS REPORTS AND FINANCIAL STATEMENTS.
         ---------------------------------------

         Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time (but no more often than once during any twelve (12) month period), will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17     SELF-HELP.
         ---------

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A., or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18     HOLDING OVER.
         ------------

         Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19     NON-SUBROGATION.
         ---------------

         Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance (or which would have been covered had such party carried the insurance required to be carried by it under the Lease) to the extent of the indemnification received under such insurance policy. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

8.20     SECURITY DEPOSIT.
         ----------------

         If, in Section 1.1 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to

         Landlord's damages arising from any default on the part of Tenant. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in Section 1.1. Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.20, to Tenant on the expiration or earlier termination of the term of this Lease and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 8.20, and the return thereof in accordance herewith.

         Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

8.21     LATE PAYMENT.
         ------------

         If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the "Outstanding Amount") on or before the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A., (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

         Notwithstanding the foregoing, Landlord agrees that such late charge will not be imposed upon the first late payment under this Lease until five (5) days after the date on which such payment first became due and payable.

8.22     TENANT'S PAYMENTS.
         -----------------

         Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within twenty (20) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

8.23     WAIVER OF TRIAL BY JURY.
         -----------------------

         To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.24     GOVERNING LAW.
         ----------------

         This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

     EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.


WITNESS:                                                     LANDLORD:

    /s/ Illegible                                                   By:   /s/ David C. Provost
-------------------------------------------------------             ----------------------------------------------
                                                                    DAVID C. PROVOST, FOR THE TRUSTEES OF 91
                                                                    HARTWELL AVENUE TRUST PURSUANT TO WRITTEN
                                                                    DELEGATION BUT NOT INDIVIDUALLY

                                                             TENANT:

ATTEST:                                                      SYNTA PHARMACEUTICALS, INC.

By:              /s/ Wendy E. Rieder                         By:           /s/ John A. McCarthy, Jr.
             ------------------------------------------                 ------------------------------------------

Name:                Wendy E. Rieder                         Name:             John A. McCarthy, Jr.
             ------------------------------------------                 ------------------------------------------

Title:          (Secretary or Assistant Secretary)           Title:           (President or Vice President)
             ------------------------------------------                 ------------------------------------------
                                                                                 Hereto duly authorized

                                       By:                                 /s/ Keith Ehrlich
                                                                        ------------------------------------------

                                                             Name:             Keith Ehrlich
                                                                        ------------------------------------------

                                                             Title:     (Treasurer or Assistant Treasurer)
                                                                        ------------------------------------------
                                                                                 Hereto duly authorized

                                                                                                   CORPORATE SEAL

                                    EXHIBIT A
                                    ---------

                               DESCRIPTION OF SITE


That certain parcel of land situate in Lexington in the County of Middlesex and Commonwealth of Massachusetts, described as follows:

SOUTHEASTERLY             by Hartwell Avenue, two hundred thirty-seven and
                          47/100 feet;

SOUTHEASTERLY             by a curving line forming the junction of said
                          Hartwell Avenue and Hartwell Place, as shown on plan hereinafter mentioned, thirty-nine and 27/100 feet;

SOUTHWESTERLY             five hundred thirty-two and 23/100 feet, and

SOUTHWESTERLY, SOUTHERLY and SOUTHEASTERLY one hundred ninety and 25/100 feet, by said Hartwell Place;

SOUTHERLY                 by lot 9 on said plan, three hundred seventy-four and
                          57/100 feet;

SOUTHWESTERLY             three hundred sixty-seven and 65/100 feet;

NORTHWESTERLY             thirty-one and 12/100 feet, and

NORTHWESTERLY             again, eight hundred ninety and 63/100 feet, by land
                          now or formerly of The United States of America;

NORTHEASTERLY             by said United States of America land and by land
                          now or formerly of John W. O(`Connor et al, nine hundred thirty-three and 87/100 feet.

         Said parcel is shown as lot 10 on said plan, (Plan No.31330D).

         All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 835, Page 146, with Certificate 141096.

         The above described land is subject to and has the benefit of the ditches as approximately shown on said plan at date of original decree, (May 17, 1963).


                                    Exhibit A
                                   Page 1 of 3

     So much of the above described land as is included within the area marked "Tennessee Gas Transmission Company Easement 30' wide" is subject to the easements set forth in a taking by the Northeastern Gas Transmission Company, dated July 13, 1951 and duly recorded in Book 7772, Page 162.

     The above described land is subject to an Avigation Easement set forth in a Declaration of Taking by the United States of America dated February 12, 1954 recorded with the Middlesex South District Registry of Deeds in Book 8219, Page 421 and more particularly shown as "Avigation Easement A-130E-1" on Plan No. 31330-D (referred to above).

     The above described land is subject to an Order by the Town of Lexington for construction of water main in Hartwell Avenue, Document No. 461902 as affected by Certificate for Dissolving Betterments filed as Document No. 499500.

     The above described land is subject to a Grant of Easement from Wilbur C. Nylander et al Trs. to the Town of Lexington to construct and maintain sewer in Hartwell Place, Document No. 508567.

     The above described land is subject to a grant of Easement over 20 feet wide drain easement (i) for the benefit of lot 9 in common with others entitled thereto, set forth in Document 511666 and (ii) set forth in Document No. 479843 for the benefit of lot 7 shown on plan recorded with said Document No. 479843.

     The above described land is subject to a Taking of easement by the Town of Lexington in Hartwell Place, Document No. 544200.

     The above described land is subject to and has the benefit of a Grant of Easement and Reservation from Wilbur C. Nylander et al Trs. to the Town of Lexington for conservation purposes, Document No. 616453.

     The above described land is subject to and has the benefit of the following:

     A. Order of Conditions issued by the Town of Lexington Conservation Commission filed as Document No. 616456 as extended by Extension Permits issued by said Conservation Commission filed as Document Nos. 627154, 635069, 655552 and 669180.

     B. Decision of the Town of Lexington Board of Appeals filed as Document No. 616457.

     C. Decision of the Town of Lexington Board of Appeals filed as Document No. 616458.



                                    Exhibit A
                                   Page 2 of 3

     D. Decision of the Town of Lexington Board of Appeals filed as Document No. 616459.

     E. Decision of the Town of Lexington Board of Appeals filed as Document No. 634489.

     F. Decision of the Town of Lexington Board of Appeals filed as Document No. 646344.

     G. Decision of the Town of Lexington Board of Appeals filed as Document No. 646345.

     H. Decision of the Town of Lexington Board of Appeals filed as Document No. 646346.

     The above described land is subject to an Easement granted to Boston Edison Company filed as Document No. 672152.

     The above described land is subject to such other easements, agreements and matters of record, if any, insofar as in force and applicable.











                                    Exhibit A
                                   Page 3 of 3

                                    EXHIBIT C
                                    ---------

                                LANDLORD SERVICES


I.   CLEANING
     --------

     Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays, Saturdays and Sundays.

     A.   OFFICE AREAS
          ------------

          Cleaning and janitorial services to be provided in the office areas shall include:

               1. Vacuuming, damp mopping of resilient floors and trash removal.

               2. Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

               3. High dusting and dusting of vertical blinds to be rendered as needed.

     B.   LAVATORIES
          ----------

          Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

               1. Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

               2. Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

               3.   High dusting to be rendered as needed.

     C.   MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS
          --------------------------------------------------------

          Cleaning and janitorial services to be provided in the common areas of the building shall include:


                                    Exhibit C
                                   Page 1 of 3

               1. Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

               2.   High dusting to be rendered as needed.

     D.   WINDOW CLEANING
          ---------------

          All exterior windows shall be washed on the inside and outside surfaces at frequency necessary to maintain a first class appearance.


II.  HVAC
     ----

     A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

          Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

               (i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit when outdoor conditions are 91 degrees Fahrenheit drybulb and 73 degrees Fahrenheit wetbulb.

               (ii) Heating season minimum room temperature of 72 degrees
                    Fahrenheit when outdoor conditions are 6 degrees Fahrenheit drybulb.

     B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 12:00 p.m. on Saturdays (legal holidays in all cases excepted).

          If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day


                                    Exhibit C
                                   Page 2 of 3
          preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as additional rent, upon receipt of billing therefor.


III. ELECTRICAL SERVICES
     -------------------

     A. Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

     B. In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 amps, or for any other usage in excess of
          3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

     C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.


IV.  ELEVATORS
     ---------

     Provide passenger elevator service.


V.   WATER
     -----

     Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.  CARD ACCESS SYSTEM
     ------------------

     Landlord will provide a card access system at one entry door of the building.



                                    Exhibit C
                                   Page 3 of 3

                                    EXHIBIT D
                                    ---------

                                   FLOOR PLAN





























                                    Exhibit D
                                   Page 1 of 1

                                    EXHIBIT F
                                    ---------

                              FORMS OF LIEN WAIVERS


              CONTRACTOR'S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF                                          Date:
       ------------------------------                  -------------------------

                            COUNTY       Application for Payment No.:
---------------------------                                           ----------


OWNER:
                     -----------------------------------------------------------

CONTRACTOR:
                     -----------------------------------------------------------

LENDER / MORTGAGEE:  None
                     -----------------------------------------------------------


1.       Original Contract Amount:        $
                                             -----------------------------------

2.       Approved Change Orders:          $
                                             -----------------------------------

3.       Adjusted Contract Amount:        $
         (line 1 plus line 2)                -----------------------------------

4.       Completed to Date:               $
                                             -----------------------------------

5.       Less Retainage:                  $
                                             -----------------------------------

6.       Total Payable to Date:           $
         (line 4 less line 5)                -----------------------------------

7.       Less Previous Payments:          $
                                             -----------------------------------

8.       Current Amount Due:              $
         (line 6 less line 7)                -----------------------------------

9.       Pending Change Orders:           $
                                             -----------------------------------

10.      Disputed Claims:                 $
                                             -----------------------------------

The undersigned who has a contract with _________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in ____________ (city or town),


                                    Exhibit F
                                   Page 1 of 7

_________County, _________________________ and owned by _________________, upon receipt of __________ ($__________) in payment of an
invoice/requisition/application for payment dated __________________ does hereby:

         (a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

         (b) subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

         Signed under the penalties of perjury this _________ day of _________, 20__.

WITNESS:                                CONTRACTOR:

--------------------------------------  ----------------------------------------

Name:                                   Name:
      --------------------------------         ---------------------------------
Title:                                  Title:
       -------------------------------         ---------------------------------







                                    Exhibit F
                                   Page 2 of 7

                           SUBCONTRACTOR'S LIEN WAIVER

General Contractor:
                     -----------------------------------------------------------

Subcontractor:
                     -----------------------------------------------------------

Owner:
                     -----------------------------------------------------------
Project:
                     -----------------------------------------------------------
Total Amount Previously Paid:                     $
                                                   ----------
Amount Paid This Date:                            $
                                                   ----------
Retainage (Including This Payment) Held to Date:  $
                                                   ----------

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys' fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.





                                    Exhibit F
                                   Page 3 of 7

Signed under the penalties of perjury as of this ______ day of ______________, 20__.

SUBCONTRACTOR:                                     Signature and Printed Name of
                                                   Individual
                                                   Signing this Lien Waiver


----------------------------------------------     -----------------------------


WITNESS:


----------------------------------------------

Name:
      ----------------------------------------

Title:
       ---------------------------------------

Dated:
      ----------------------------------------






                                    Exhibit F
                                   Page 4 of 7

                 CONTRACTOR'S WAIVER OF CLAIMS AGAINST OWNER AND
                         ACKNOWLEDGMENT OF FINAL PAYMENT


Commonwealth of Massachusetts                    Date:
                                                       -------------------------

COUNTY OF                                 Invoice No.:
          -------------------------------              -------------------------


OWNER:
                ----------------------------------------------------------------

CONTRACTOR:
                ----------------------------------------------------------------
PROJECT:
                ----------------------------------------------------------------


1.       Original Contract Amount:                $
                                                    ---------

2.       Approved Change Orders:                  $
                                                    ---------

3.       Adjusted Contract Amount:                $
                                                    ---------

4.       Sums Paid on Account of Contract Amount: $
                                                    ---------

5.       Less Final Payment Due:                  $
                                                    ---------

The undersigned being duly sworn hereby attests that when the Final Payment
Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney's fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.



                                    Exhibit F
                                   Page 5 of 7

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively "Releasees") from and against any and all claims, losses, damages, actions and causes of action (collectively "Claims") which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as a sealed instrument as of this ___ day of ________________, _____.

                                                                     Corporation
                                  ----------------------------------

                           By:
                                   ---------------------------------------------
                           Name:
                                   ---------------------------------------------
                           Title:
                                   ---------------------------------------------
                                            Hereunto duly authorized









                                    Exhibit F
                                   Page 6 of 7

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFOLK

         On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared _____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.


------------------------------------------------
NOTARY PUBLIC
My Commission Expires:









                                    Exhibit F
                                   Page 7 of 7